Exhibit 99.1

FOR IMMEDIATE RELEASE October 20, 2026

For more information

Ashleigh Flower Wilshire, SVP, Head of Investor Relations

504.299.5076 or ashleigh.wilshire@hancockwhitney.com

Hancock Whitney reports third quarter 2026 EPS of $1.36

GULFPORT, Miss. (October 20, 2026) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the third quarter of 2026. Net income for the third quarter of 2026 totaled $110.1 million, or $1.36 per diluted common share (EPS), compared to $127.0 million, or $1.55 per diluted common share, in the second quarter of 2026. On August 1, 2026, Hancock Whitney closed the acquisition of OFB Bancshares, Inc., the parent company of One Florida Bank (“OFB”). Third quarter 2026 results include a pretax charge of $30.4 million, or $0.30 per share, of supplemental disclosure items related to the acquisition of OFB. Excluding the impact of these supplemental disclosure items, EPS would be $1.66, up $0.11 linked-quarter. There were no supplemental disclosure items in the second quarter of 2026. The company reported net income for the third quarter of 2025 of $127.5 million, or $1.49 per diluted common share. There were no supplemental disclosure items in the third quarter of 2025.

Third Quarter 2026 Highlights

•
Net income totaled $110.1 million, or $1.36 per diluted common share, compared to$127.0 million, or $1.55 per diluted common share in the second quarter of 2026; adjusted net income totaled $134.1 million, or $1.66 per diluted share
•
Adjusted pre-provision net revenue (PPNR) totaled $189.3 million, up $11.2 million, or 6% from the prior quarter
•
Loans increased $2.0 billion
•
Deposits increased $2.5 billion
•
Criticized commercial loans decreased and nonaccrual loans increased compared to the second quarter of 2026
•
ACL coverage remained at 1.42%, unchanged from the prior quarter
•
NIM of 3.61%, up 5 bp from the prior quarter
•
CET1 ratio estimated at 11.53%, compared to 13.19% in the prior quarter; TCE ratio of 8.05% compared to 9.78% in the prior quarter
•
Efficiency ratio of 54.46%, down 85 bps linked-quarter, compared to 55.31% in the prior quarter

“We are pleased to share another quarter of solid results for the third quarter of 2026,” said John M. Hairston, President & CEO. “Profitability remains strong with adjusted EPS of $1.66, up 7% from prior quarter, adjusted ROA of 1.41%, and an improved efficiency ratio of 54.46%. We delivered strong loan and deposit growth, while NIM expanded 5 basis points to 3.61%. Our criticized loan levels decreased during the quarter and our ACL remains robust at 1.42%. On August 1, we were pleased to welcome new colleagues and clients through the acquisition of One Florida Bank. As 2026 draws to a close, we remain committed to executing on our organic growth plan and maintaining operational efficiency and a strong capital position.”

Loans

Total loans were $26.5 billion at September 30, 2026, up $2.0 billion, or 8%, from June 30, 2026. Loan growth included $1.7 billion in loans acquired from OFB, as well as a legacy and post-acquisition increase in commercial real estate across multiple products and continued growth in equipment finance.

Average loans totaled $25.8 billion for the third quarter of 2026, up $1.4 billion, or 6%, linked-quarter.

Deposits

Total deposits at September 30, 2026 were $32.2 billion, up $2.5 billion, or 9%, from June 30, 2026. Deposit growth included $1.9 billion in deposits acquired from OFB, as well as legacy and post-acquisition activity including an increase in interest-bearing transactions and savings deposits, offset by decreases in noninterest-bearing deposits, retail time deposits and interest-bearing public fund deposits.

Noninterest-bearing deposits totaled $10.6 billion at September 30, 2026, up $217.9 million, or 2%, from June 30, 2026, and comprised 33% of total period-end deposits. This increase included $418.7 million of noninterest-bearing deposits acquired from OFB.

Interest-bearing transaction and savings deposits totaled $15.5 billion at the end of the third quarter of 2026, up $2.5 billion, or 19%, linked-quarter, including $1.2 billion acquired from OFB, and legacy and post-acquisition increases due to competitive products and pricing.

Interest-bearing public fund deposits totaled $2.6 billion at September 30, 2026, down $309.0 million, or 11%, linked-quarter, including $15.5 million acquired from OFB, and decreases due largely to seasonal outflows from our legacy public funds. Compared to June 30, 2026, retail time deposits of $3.6 billion were up $174.2 million, or 5%, including $203.0 million acquired from OFB, partially offset by a net reduction driven by maturities and repricing during the third quarter of 2026.

Average deposits for the third quarter of 2026 were $30.9 billion, up $2.1 billion, or 7%, linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $375.8 million at September 30, 2026, up $27.8 million, or 8% from June 30, 2026. The increase in the ACL includes $21.9 million recorded through purchase accounting for OFB acquired loans. During the third quarter of 2026, the company recorded a provision for credit losses of $16.1 million, which includes a $1.0 million supplemental disclosure item for unfunded commitments acquired from OFB, compared to $13.8 million in the second quarter of 2026. There were no supplemental disclosure items in the second quarter of 2026. There were $10.2 million of net charge-offs in the third quarter of 2026, or 0.16% of average total loans on an annualized basis, compared to net charge-offs of $9.4 million, or

0.16% of average total loans in the second quarter of 2026. The ratio of ACL to period-end loans was 1.42% at both September 30, 2026 and June 30, 2026.

Criticized commercial loans totaled $485.3 million, or 2.29% of total commercial loans, at September 30, 2026, down $6.7 million from $492.0 million, or 2.55% of total commercial loans, at June 30, 2026. Nonaccrual loans totaled $133.3 million, or 0.50% of total loans, at September 30, 2026, compared to $113.7 million, or 0.46% of total loans, at June 30, 2026. ORE and foreclosed assets were $10.9 million at September 30, 2026, down $2.0 million, or 15%, from $12.9 million at June 30, 2026.

Net Interest Income and Net Interest Margin (NIM) (TE)

Net interest income (TE) for the third quarter of 2026 was $314.9 million, an increase of $19.7 million, or 7%, from the second quarter of 2026. The net interest margin (NIM) (TE) was 3.61% in the third quarter of 2026, up 5 bps linked-quarter, driven by the impact from purchase accounting accretion related to OFB (+4 bps), favorable level of other borrowings (+1 bps), and change in earning asset yield and mix (+8 bps) offset by higher cost of deposits (-8 bps).

Average earning assets were $34.8 billion for the third quarter of 2026, up $1.6 billion, or 5%, from the second quarter of 2026.

Noninterest Income

Noninterest income totaled $107.0 million for the third quarter of 2026, down $1.4 million from the second quarter of 2026. The third quarter of 2026 included $0.6 million of post-acquisition noninterest income from OFB.

Service charges on deposit accounts totaled $27.1 million for the third quarter of 2026, up $1.2 million, or 5%, including $0.2 million post-acquisition activity from OFB. Bank card and ATM fees were down $0.2 million, or 1%, from the second quarter of 2026, partially offset by $0.1 million post-acquisition activity from OFB.

Investment and annuity income and insurance fees were down $0.8 million, or 5%, linked-quarter. Trust fees were down $1.1 million, or 4%, linked-quarter due partially to seasonality. Fees from secondary mortgage operations totaled $2.9 million for the third quarter of 2026, down $1.2 million, or 30%, linked-quarter, due to the current rate environment.

Other noninterest income was $15.2 million in the third quarter of 2026, up $0.7 million, or 5%, from the second quarter of 2026. The increase in other noninterest income was primarily due to $0.3 million post-acquisition activity from OFB, higher SBIC income, syndications fees, and FHLB stock income, partially offset by lower derivative and BOLI income.

Noninterest Expense & Taxes

Noninterest expense totaled $262.0 million for the third quarter of 2026, up $36.6 million, or 16% linked-quarter. The third quarter of 2026 included $5.8 million of post-acquisition noninterest expense from OFB and $29.4 million of supplemental disclosure items related to the acquisition of OFB. There were no supplemental disclosure items in the second quarter of 2026.

Personnel expense totaled $144.8 million in the third quarter of 2026, up $14.6 million, or 11%, linked-quarter. This increase included $8.3 million of supplemental disclosure items related to the acquisition of OFB and $3.6 million of post-acquisition expense from OFB. The remaining increase in personnel expense was primarily related to the impact of new hires associated with our organic growth plan.

Net occupancy and equipment expense totaled $20.1 million in the third quarter of 2026, up $1.8 million, or 10%, from the second quarter of 2026. The increase included $0.1 million of supplemental disclosure items related to the acquisition of OFB and $0.4 million of post-acquisition expense from OFB.

Amortization of intangibles totaled $2.9 million for the third quarter of 2026, up $0.7 million, or 30%, linked-quarter, including $1.2 million of post-acquisition expense from OFB.

Net expense on ORE and other foreclosed assets totaled $0.6 million in the third quarter of 2026, compared to $0.2 million in the second quarter of 2026.

Other expenses totaled $93.7 million in the third quarter of 2026, up $19.2 million, or 26%, linked-quarter. This increase included $21.0 million of supplemental disclosure items related to the acquisition of OFB and $0.6 million of post-acquisition expense from OFB.

The effective income tax rate for the third quarter of 2026 was 22.5%, compared to 21.7% in the second quarter of 2026.

Capital

Common stockholders’ equity at September 30, 2026 totaled $4.2 billion, down $209.8 million, or 5%, from June 30, 2026. The tangible common equity (TCE) ratio was 8.05%, down 173 bps linked-quarter. The company’s CET1 ratio is estimated to be 11.53% at September 30, 2026, down 166 bps linked-quarter.

During the third quarter of 2026, the company repurchased one million shares of its common stock at an average price of $77.91 per share. These stock repurchases were pursuant to the company’s share buyback program (which authorizes the repurchase of up to 5%, or approximately 4.1 million shares, of the company’s outstanding common stock), which expires on December 31, 2026. Since the share buyback program’s inception, the company has repurchased 3,112,966 shares of its common stock under this share buyback program.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, October 20, 2026 to review third quarter 2026 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter 2026 results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 833-461-5787, access code 662024071.

A replay of the conference call will be available under the Investor Relations section of our website.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. We define Adjusted Earnings Per Common Share – Diluted as GAAP diluted earnings per common share, adjusted for the after-tax effect of supplemental disclosure items using the applicable federal statutory tax rate. Management believes adjusted revenue, adjusted noninterest expense, the efficiency ratio and adjusted earnings per common share - diluted are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the timing, benefits, costs and synergies of the merger with One Florida Bank, as well as statements regarding the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully identify acquisition targets and integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, supplemental disclosure items, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
NET INCOME
Net interest income	$313,107	$293,012	$279,738	$891,284	$826,602
Net interest income (TE) (a)	314,898	295,225	282,309	897,689	834,475
Provision for credit losses	16,097	13,775	12,651	43,044	38,038
Noninterest income	107,011	108,350	106,001	222,843	299,316
Noninterest expense	262,001	225,436	212,753	708,185	633,791
Income tax expense	31,964	35,190	32,869	78,459	93,588
Net income	$110,056	$126,961	$127,466	$284,439	$360,501
Supplemental disclosure items - included above, pre-tax
Included in provision for credit losses
OFB Bancshares, Inc. acquired unfunded provision	$1,036	$—	$—	$1,036	$—
Included in noninterest income
Loss on securities portfolio restructure	—	—	—	98,595	—
Included in noninterest expense
OFB Bancshares, Inc. acquisition expense	29,350	—	—	29,350	—
Sabal Trust Company acquisition expense	—	—	—	—	5,911
PERIOD-END BALANCE SHEET DATA
Loans	$26,540,423	$24,580,173	$23,596,565	$26,540,423	$23,596,565
Securities	7,758,273	7,891,359	7,991,281	7,758,273	7,991,281
Earning assets	34,962,230	33,039,464	32,532,320	34,962,230	32,532,320
Total assets	38,583,463	36,345,972	35,766,407	38,583,463	35,766,407
Noninterest-bearing deposits	10,554,777	10,336,866	10,305,303	10,554,777	10,305,303
Total deposits	32,177,308	29,629,760	28,659,750	32,177,308	28,659,750
Common stockholders' equity	4,234,341	4,444,134	4,474,479	4,234,341	4,474,479
AVERAGE BALANCE SHEET DATA
Loans	$25,766,152	$24,339,904	$23,425,895	$24,697,277	$23,249,212
Securities (b)	8,284,750	8,285,594	8,383,771	8,278,745	8,299,542
Earning assets	34,766,919	33,205,847	32,213,632	33,564,776	32,106,914
Total assets	37,591,325	35,881,537	34,751,209	36,305,606	34,546,116
Noninterest-bearing deposits	10,383,038	10,104,015	10,121,707	10,174,635	10,200,640
Total deposits	30,924,820	28,780,937	28,492,076	29,521,157	28,630,511
Common stockholders' equity	4,389,908	4,420,837	4,368,746	4,423,927	4,279,294
COMMON SHARE DATA
Earnings per share - diluted	$1.36	$1.55	$1.49	$3.48	$4.17
Cash dividends per share	0.50	0.50	0.45	1.50	1.35
Book value per share (period-end)	53.27	55.23	52.82	53.27	52.82
Tangible book value per share (period-end)	37.83	42.95	41.07	37.83	41.07
Weighted average number of shares - diluted	80,612	81,485	85,453	81,445	85,977
Period-end number of shares	79,493	80,471	84,711	79,493	84,711
Market data
High sales price	$80.13	$75.25	$64.66	$80.13	$64.66
Low sales price	71.67	62.16	56.87	59.97	43.90
Period-end closing price	72.04	74.72	62.61	72.04	62.61
Trading volume	53,095	55,444	51,077	162,212	136,219
PERFORMANCE RATIOS
Return on average assets	1.16%	1.42%	1.46%	1.05%	1.40%
Return on average common equity	9.95%	11.52%	11.58%	8.60%	11.26%
Return on average tangible common equity	13.46%	14.84%	15.00%	11.25%	14.48%
Tangible common equity ratio (c)	8.05%	9.78%	10.01%	8.05%	10.01%
Net interest margin (TE)	3.61%	3.56%	3.49%	3.57%	3.47%
Noninterest income as a percentage of total revenue (TE)	25.36%	26.85%	27.30%	19.89%	26.40%
Efficiency ratio (d)	54.46%	55.31%	54.10%	55.05%	54.73%
Average loan/deposit ratio	83.32%	84.57%	82.22%	83.66%	81.20%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.27%	1.33%	1.28%	1.33%
Allowance for credit losses as a percentage of period-end loans (e)	1.42%	1.42%	1.45%	1.42%	1.45%
Annualized net charge-offs to average loans	0.16%	0.16%	0.19%	0.17%	0.23%
Allowance for loan losses as a % of nonaccrual loans	254.74%	274.99%	276.20%	254.74%	276.20%
FTE headcount	3,803	3,674	3,603	3,803	3,603
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
NET INCOME
Net interest income	$313,107	$293,012	$285,165	$282,170	$279,738
Net interest income (TE) (a)	314,898	295,225	287,566	284,675	282,309
Provision for credit losses	16,097	13,775	13,172	13,145	12,651
Noninterest income	107,011	108,350	7,482	107,131	106,001
Noninterest expense	262,001	225,436	220,748	217,850	212,753
Income tax expense	31,964	35,190	11,305	32,734	32,869
Net income	$110,056	$126,961	$47,422	$125,572	$127,466
Supplemental disclosure items - included above, pre-tax
Included in provision for credit losses
OFB Bancshares, Inc. acquired unfunded provision	$1,036	$—	$—	$—	$—
Included in noninterest income
Loss on securities portfolio restructure	—	—	98,595	—	—
Included in noninterest expense
OFB Bancshares, Inc. acquisition expense	29,350	—	—	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$26,540,423	$24,580,173	$23,991,840	$23,958,440	$23,596,565
Securities	7,758,273	7,891,359	8,028,014	8,094,799	7,991,281
Earning assets	34,962,230	33,039,464	32,306,650	32,218,663	32,532,320
Total assets	38,583,463	36,345,972	35,542,126	35,472,762	35,766,407
Noninterest-bearing deposits	10,554,777	10,336,866	10,344,878	10,374,991	10,305,303
Total deposits	32,177,308	29,629,760	29,082,134	29,279,774	28,659,750
Common stockholders' equity	4,234,341	4,444,134	4,419,592	4,460,117	4,474,479
AVERAGE BALANCE SHEET DATA
Loans	$25,766,152	$24,339,904	$23,965,993	$23,715,763	$23,425,895
Securities (b)	8,284,750	8,285,594	8,265,682	8,484,162	8,383,771
Earning assets	34,766,919	33,205,847	32,698,837	32,598,315	32,213,632
Total assets	37,591,325	35,881,537	35,420,096	35,227,286	34,751,209
Noninterest-bearing deposits	10,383,038	10,104,015	10,033,006	10,165,806	10,121,707
Total deposits	30,924,820	28,780,937	28,834,747	28,816,539	28,492,076
Common stockholders' equity	4,389,908	4,420,837	4,461,827	4,417,711	4,368,746
COMMON SHARE DATA
Earnings per share - diluted	$1.36	$1.55	$0.57	$1.49	$1.49
Cash dividends per share	0.50	0.50	0.50	0.45	0.45
Book value per share (period-end)	53.27	55.23	54.46	54.22	52.82
Tangible book value per share (period-end)	37.83	42.95	42.26	42.16	41.07
Weighted average number of shares - diluted	80,612	81,485	82,261	83,791	85,453
Period-end number of shares	79,493	80,471	81,152	82,259	84,711
Market data
High sales price	$80.13	$75.25	$75.43	$67.10	$64.66
Low sales price	71.67	62.16	59.97	54.05	56.87
Period-end closing price	72.04	74.72	63.59	63.68	62.61
Trading volume	53,095	55,444	53,673	55,269	51,077
PERFORMANCE RATIOS
Return on average assets	1.16%	1.42%	0.54%	1.41%	1.46%
Return on average common equity	9.95%	11.52%	4.31%	11.28%	11.58%
Return on average tangible common equity	13.46%	14.84%	5.54%	14.55%	15.00%
Tangible common equity ratio (c)	8.05%	9.78%	9.93%	10.06%	10.01%
Net interest margin (TE)	3.61%	3.56%	3.55%	3.48%	3.49%
Noninterest income as a percentage of total revenue (TE)	25.36%	26.85%	2.54%	27.34%	27.30%
Efficiency ratio (d)	54.46%	55.31%	55.43%	54.93%	54.10%
Average loan/deposit ratio	83.32%	84.57%	83.11%	82.30%	82.22%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.27%	1.30%	1.28%	1.33%
Allowance for credit losses as a percentage of period-end loans (e)	1.42%	1.42%	1.43%	1.43%	1.45%
Annualized net charge-offs to average loans	0.16%	0.16%	0.19%	0.22%	0.19%
Allowance for loan losses as a % of nonaccrual loans	254.74%	274.99%	274.67%	287.95%	276.20%
FTE headcount	3,803	3,674	3,658	3,627	3,603
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
NET INCOME
Interest income	$446,818	$412,887	$409,020	$1,261,087	$1,206,922
Interest income (TE) (f)	448,609	415,100	411,591	1,267,492	1,214,795
Interest expense	133,711	119,875	129,282	369,803	380,320
Net interest income (TE)	314,898	295,225	282,309	897,689	834,475
Provision for credit losses	16,097	13,775	12,651	43,044	38,038
Noninterest income	107,011	108,350	106,001	222,843	299,316
Noninterest expense	262,001	225,436	212,753	708,185	633,791
Income before income taxes	142,020	162,151	160,335	362,898	454,089
Income tax expense	31,964	35,190	32,869	78,459	93,588
Net income	$110,056	$126,961	$127,466	$284,439	$360,501
Supplemental disclosure items – included above, pre-tax
Included in provision for credit losses
OFB Bancshares, Inc. acquired unfunded provision	$1,036	$—	$—	$1,036	$—
Included in noninterest income
Loss on securities portfolio restructure	—	—	—	98,595	—
Included in noninterest expense
OFB Bancshares, Inc. acquisition expense	29,350	—	—	29,350	—
Sabal Trust Company acquisition expense	—	—	—	—	5,911
NONINTEREST INCOME
Service charges on deposit accounts	$27,077	$25,897	$25,220	$78,876	$73,595
Trust fees	24,995	26,049	24,211	75,618	64,986
Bank card and ATM fees	22,983	23,181	21,814	68,290	64,532
Investment and annuity fees and insurance commissions	13,872	14,617	14,507	41,061	36,525
Secondary mortgage market operations	2,862	4,065	3,475	10,456	11,090
Securities transactions, net	—	—	—	(98,595)	—
Other income	15,222	14,541	16,774	47,137	48,588
Total noninterest income	$107,011	$108,350	$106,001	$222,843	$299,316
NONINTEREST EXPENSE
Personnel expense	$144,751	$130,191	$122,022	$402,090	$352,881
Net occupancy and equipment expense	20,071	18,267	18,222	55,624	54,259
Other real estate and foreclosed assets expense (income), net	566	214	(337)	1,221	2,624
Other expense	93,728	74,542	70,152	241,595	216,696
Amortization of intangibles	2,885	2,222	2,694	7,655	7,331
Total noninterest expense	$262,001	$225,436	$212,753	$708,185	$633,791
COMMON SHARE DATA
Earnings per share:
Basic	$1.37	$1.56	$1.50	$3.51	$4.20
Diluted	1.36	1.55	1.49	3.48	4.17

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
NET INCOME
Interest income	$446,818	$412,887	$401,382	$407,698	$409,020
Interest income (TE) (f)	448,609	415,100	403,783	410,203	411,591
Interest expense	133,711	119,875	116,217	125,528	129,282
Net interest income (TE)	314,898	295,225	287,566	284,675	282,309
Provision for credit losses	16,097	13,775	13,172	13,145	12,651
Noninterest income	107,011	108,350	7,482	107,131	106,001
Noninterest expense	262,001	225,436	220,748	217,850	212,753
Income before income taxes	142,020	162,151	58,727	158,306	160,335
Income tax expense	31,964	35,190	11,305	32,734	32,869
Net income	$110,056	$126,961	$47,422	$125,572	$127,466
Supplemental disclosure items – included above, pre-tax
Included in provision for credit losses
OFB Bancshares, Inc. acquired unfunded provision	$1,036	$—	$—	$—	$—
Included in noninterest income
Loss on securities portfolio restructure	—	—	98,595	—	—
Included in noninterest expense
OFB Bancshares, Inc. acquisition expense	29,350	—	—	—	—
NONINTEREST INCOME
Service charges on deposit accounts	$27,077	$25,897	$25,902	$25,585	$25,220
Trust fees	24,995	26,049	24,574	24,644	24,211
Bank card and ATM fees	22,983	23,181	22,126	21,603	21,814
Investment and annuity fees and insurance commissions	13,872	14,617	12,572	12,637	14,507
Secondary mortgage market operations	2,862	4,065	3,529	3,679	3,475
Securities transactions, net	—	—	(98,595)	(11)	—
Other income	15,222	14,541	17,374	18,994	16,774
Total noninterest income	$107,011	$108,350	$7,482	$107,131	$106,001
NONINTEREST EXPENSE
Personnel expense	$144,751	$130,191	$127,148	$122,510	$122,022
Net occupancy and equipment expense	20,071	18,267	17,286	18,632	18,222
Other real estate and foreclosed assets expense (income), net	566	214	441	467	(337)
Other expense	93,728	74,542	73,325	73,619	70,152
Amortization of intangibles	2,885	2,222	2,548	2,622	2,694
Total noninterest expense	$262,001	$225,436	$220,748	$217,850	$212,753
COMMON SHARE DATA
Earnings per share:
Basic	$1.37	$1.56	$0.58	$1.51	$1.50
Diluted	1.36	1.55	0.57	1.49	1.49

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
ASSETS
Commercial non-real estate loans	$10,383,065	$9,961,458	$9,710,891	$9,809,011	$9,680,597
Commercial real estate - owner occupied loans	3,753,085	3,353,501	3,299,867	3,270,080	3,279,258
Total commercial and industrial loans	14,136,150	13,314,959	13,010,758	13,079,091	12,959,855
Commercial real estate - income producing loans	5,486,095	4,602,813	4,382,665	4,283,168	4,076,643
Construction and land development loans	1,548,547	1,405,454	1,320,224	1,239,086	1,197,305
Residential mortgage loans	3,995,795	3,909,076	3,950,154	4,016,917	4,027,600
Consumer loans	1,373,836	1,347,871	1,328,039	1,340,178	1,335,162
Total loans	26,540,423	24,580,173	23,991,840	23,958,440	23,596,565
Loans held for sale	30,662	52,850	63,090	33,158	33,161
Securities	7,758,273	7,891,359	8,028,014	8,094,799	7,991,281
Short-term investments	632,872	515,082	223,706	132,266	911,313
Earning assets	34,962,230	33,039,464	32,306,650	32,218,663	32,532,320
Allowance for loan losses	(339,672)	(312,608)	(311,316)	(307,731)	(313,636)
Goodwill and other intangible assets	1,227,359	987,704	989,927	992,474	995,096
Other assets	2,733,546	2,631,412	2,556,865	2,569,356	2,552,627
Total assets	$38,583,463	$36,345,972	$35,542,126	$35,472,762	$35,766,407
LIABILITIES
Noninterest-bearing deposits	$10,554,777	$10,336,866	$10,344,878	$10,374,991	$10,305,303
Interest-bearing transaction and savings deposits	15,492,971	13,028,481	12,243,460	11,982,294	11,758,885
Interest-bearing public fund deposits	2,571,292	2,880,337	2,937,281	3,217,314	2,799,957
Time deposits	3,558,268	3,384,076	3,556,515	3,705,175	3,795,605
Total interest-bearing deposits	21,622,531	19,292,894	18,737,256	18,904,783	18,354,447
Total deposits	32,177,308	29,629,760	29,082,134	29,279,774	28,659,750
Short-term borrowings	1,304,281	1,570,970	1,360,451	1,017,292	1,891,520
Long-term debt	212,212	193,823	193,785	199,407	210,657
Other liabilities	655,321	507,285	486,164	516,172	530,001
Total liabilities	34,349,122	31,901,838	31,122,534	31,012,645	31,291,928
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,591,571	1,662,041	1,703,176	1,800,732	1,943,187
Retained earnings	3,197,148	3,127,514	3,041,543	3,035,636	2,947,752
Accumulated other comprehensive (loss)	(554,378)	(345,421)	(325,127)	(376,251)	(416,460)
Total common stockholders' equity	4,234,341	4,444,134	4,419,592	4,460,117	4,474,479
Total liabilities & stockholders' equity	$38,583,463	$36,345,972	$35,542,126	$35,472,762	$35,766,407
CAPITAL RATIOS
Tangible common equity	$3,006,982	$3,456,430	$3,429,665	$3,467,643	$3,479,383
Tier 1 capital (g)	3,602,977	3,831,761	3,784,008	3,872,490	3,923,725
Common equity as a percentage of total assets	10.97%	12.23%	12.43%	12.57%	12.51%
Tangible common equity ratio	8.05%	9.78%	9.93%	10.06%	10.01%
Leverage (Tier 1) ratio (g)	9.79%	10.87%	10.89%	11.17%	11.46%
Common equity tier 1 (CET1) ratio (g)	11.53%	13.19%	13.29%	13.65%	14.09%
Tier 1 risk-based capital ratio (g)	11.53%	13.19%	13.29%	13.65%	14.09%
Total risk-based capital ratio (g)	13.21%	14.98%	15.10%	15.45%	15.92%

(g) Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
ASSETS
Commercial non-real estate loans	$10,269,596	$9,919,413	$9,646,077	$9,998,256	$9,655,233
Commercial real estate - owner occupied loans	3,571,298	3,333,521	3,195,141	3,404,156	3,078,016
Total commercial and industrial loans	13,840,894	13,252,934	12,841,218	13,402,412	12,733,249
Commercial real estate - income producing loans	5,078,412	4,454,250	4,016,842	4,607,561	3,911,615
Construction and land development loans	1,518,985	1,377,917	1,183,117	1,388,168	1,226,941
Residential mortgage loans	3,970,070	3,921,837	4,052,310	3,958,091	4,038,261
Consumer loans	1,357,791	1,332,966	1,332,408	1,341,045	1,339,146
Total loans	25,766,152	24,339,904	23,425,895	24,697,277	23,249,212
Loans held for sale	28,407	47,992	22,162	34,702	22,378
Securities (h)	8,284,750	8,285,594	8,383,771	8,278,745	8,299,542
Short-term investments	687,610	532,357	381,804	554,052	535,782
Earning assets	34,766,919	33,205,847	32,213,632	33,564,776	32,106,914
Allowance for loan losses	(332,851)	(317,199)	(316,542)	(320,487)	(320,819)
Goodwill and other intangible assets	1,146,215	988,701	996,408	1,042,596	949,616
Other assets	2,011,042	2,004,188	1,857,711	2,018,721	1,810,405
Total assets	$37,591,325	$35,881,537	$34,751,209	$36,305,606	$34,546,116
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,383,038	$10,104,015	$10,121,707	$10,174,635	$10,200,640
Interest-bearing transaction and savings deposits	14,340,028	12,389,544	11,662,596	12,929,215	11,403,964
Interest-bearing public fund deposits	2,694,344	2,850,910	2,847,336	2,887,233	2,968,184
Time deposits	3,507,410	3,436,468	3,860,437	3,530,074	4,057,723
Total interest-bearing deposits	20,541,782	18,676,922	18,370,369	19,346,522	18,429,871
Total deposits	30,924,820	28,780,937	28,492,076	29,521,157	28,630,511
Short-term borrowings	1,514,717	1,982,071	1,135,304	1,641,963	876,749
Long-term debt	209,936	193,804	210,639	200,638	210,783
Other liabilities	551,944	503,888	544,444	517,921	548,779
Common stockholders' equity	4,389,908	4,420,837	4,368,746	4,423,927	4,279,294
Total liabilities & stockholders' equity	$37,591,325	$35,881,537	$34,751,209	$36,305,606	$34,546,116

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	9/30/2026			6/30/2026			9/30/2025
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$20,438.3	$304.1	5.91%	$19,085.1	$276.8	5.82%	$18,041.2	$277.9	6.12%
Residential mortgage loans	3,970.1	40.5	4.09%	3,921.8	39.2	4.00%	4,052.3	40.6	4.00%
Consumer loans	1,357.8	25.6	7.48%	1,333.0	25.1	7.54%	1,332.4	27.7	8.25%
Loan fees & late charges	—	0.1	0.00%	—	(0.8)	0.00%	—	(0.3)	0.00%
Total loans (TE) (j) (k)	25,766.2	370.3	5.71%	24,339.9	340.3	5.60%	23,425.9	345.9	5.87%
Loans held for sale	28.4	0.5	6.99%	48.0	0.7	6.22%	22.2	0.4	6.73%
US Treasury and government agency securities	693.4	5.9	3.38%	647.3	5.3	3.29%	661.7	5.4	3.25%
CMOs and mortgage backed securities	7,193.0	62.2	3.46%	7,065.2	59.2	3.35%	6,962.1	50.3	2.89%
Municipals (TE)	378.3	3.3	3.52%	554.3	4.6	3.33%	742.5	5.5	2.96%
Other securities	20.0	0.2	4.90%	18.8	0.2	4.40%	17.4	0.1	3.72%
Total securities (TE) (l)	8,284.7	71.6	3.46%	8,285.6	69.3	3.35%	8,383.7	61.3	2.92%
Total short-term investments	687.6	6.2	3.56%	532.3	4.8	3.58%	381.8	4.0	4.19%
Average earning assets yield (TE)	$34,766.9	$448.6	5.13%	$33,205.8	$415.1	5.01%	$32,213.6	$411.6	5.08%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$14,340.0	$75.6	2.09%	$12,389.5	$57.8	1.87%	$11,662.6	$63.1	2.15%
Time deposits	3,507.4	27.5	3.11%	3,436.5	26.5	3.09%	3,860.5	34.0	3.50%
Public funds	2,694.3	17.3	2.55%	2,850.9	18.3	2.57%	2,847.3	21.0	2.93%
Total interest-bearing deposits	20,541.7	120.4	2.33%	18,676.9	102.6	2.20%	18,370.4	118.1	2.55%
Short-term borrowings	1,514.7	10.3	2.69%	1,982.1	14.5	2.94%	1,135.3	8.2	2.87%
Long-term debt	210.0	3.0	5.71%	193.8	2.8	5.79%	210.6	3.0	5.66%
Total borrowings	1,724.7	13.3	3.06%	2,175.9	17.3	3.19%	1,345.9	11.2	3.30%
Total interest-bearing liabilities cost	22,266.4	133.7	2.38%	20,852.8	119.9	2.31%	19,716.3	129.3	2.60%
Net interest-free funding sources	12,500.5			12,353.0			12,497.3
Total cost of funds	34,766.9	133.7	1.53%	33,205.8	119.9	1.45%	32,213.6	129.3	1.59%
Net Interest Spread (TE)		$314.9	2.75%		$295.2	2.70%		$282.3	2.48%
Net Interest Margin (TE)	$34,766.9	$314.9	3.61%	$33,205.8	$295.2	3.56%	$32,213.6	$282.3	3.49%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $3.3 million for the three months ended September 30, 2026. There was no net purchase accounting accretion in the three months ended June 30, 2026 or September 30, 2025.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Nine Months Ended
	9/30/2026			9/30/2025
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$19,398.1	$849.7	5.86%	$17,871.8	$816.1	6.10%
Residential mortgage loans	3,958.1	119.9	4.04%	4,038.3	120.8	3.99%
Consumer loans	1,341.1	75.5	7.53%	1,339.1	83.1	8.29%
Loan fees & late charges	—	(1.7)	0.00%	—	(1.1)	0.00%
Total loans (TE) (j) (k)	24,697.3	1,043.4	5.65%	23,249.2	1,018.9	5.86%
Loans held for sale	34.7	1.6	6.20%	22.4	1.1	6.66%
US Treasury and government agency securities	661.7	16.4	3.30%	626.7	14.8	3.14%
CMOs and mortgage backed securities	7,068.6	177.6	3.35%	6,886.5	145.4	2.81%
Municipals (TE)	529.8	13.1	3.30%	768.7	17.0	2.96%
Other securities	18.6	0.6	4.49%	17.6	0.5	3.68%
Total securities (TE) (l)	8,278.7	207.7	3.35%	8,299.5	177.7	2.85%
Total short-term investments	554.1	14.8	3.56%	535.8	17.1	4.27%
Average earning assets yield (TE)	$33,564.8	$1,267.5	5.04%	$32,106.9	$1,214.8	5.05%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$12,929.2	$187.7	1.94%	$11,404.0	$180.1	2.11%
Time deposits	3,530.1	84.1	3.18%	4,057.7	109.9	3.62%
Public funds	2,887.2	55.6	2.58%	2,968.2	66.4	2.99%
Total interest-bearing deposits	19,346.5	327.4	2.26%	18,429.9	356.4	2.59%
Short-term borrowings	1,642.0	33.7	2.74%	876.7	14.9	2.27%
Long-term debt	200.6	8.7	5.77%	210.8	9.0	5.72%
Total borrowings	1,842.6	42.4	3.07%	1,087.5	23.9	2.94%
Total interest-bearing liabilities cost	21,189.1	369.8	2.33%	19,517.4	380.3	2.61%
Net interest-free funding sources	12,375.7			12,589.5
Total cost of funds	33,564.8	369.8	1.47%	32,106.9	380.3	1.58%
Net Interest Spread (TE)		$897.7	2.71%		$834.5	2.45%
Net Interest Margin (TE)	$33,564.8	$897.7	3.57%	$32,106.9	$834.5	3.47%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $3.3 million for the nine months ended September 30, 2026. There was no net purchase accounting accretion 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Nonaccrual loans (m)	$133,342	$113,681	$113,554	$133,342	$113,554
ORE and foreclosed assets	10,919	12,858	11,140	10,919	11,140
Total nonaccrual loans + ORE and foreclosed assets	$144,261	$126,539	$124,694	$144,261	$124,694
Nonaccrual loans as a percentage of loans	0.50%	0.46%	0.48%	0.50%	0.48%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.54%	0.51%	0.53%	0.54%	0.53%
Accruing loans 90 days past due	$25,952	$27,753	$24,576	$25,952	$24,576
Accruing loans 90 days past due as a percentage of loans	0.10%	0.11%	0.10%	0.10%	0.10%
Modified loans - still accruing	$104,463	$142,898	$82,218	$104,463	$82,218
Modified loans - still accruing as a % of loans	0.39%	0.58%	0.35%	0.39%	0.35%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$312,608	$311,316	$313,189	$307,731	$318,882
Provision for loan losses	15,378	10,735	11,877	40,834	34,217
Charge-offs	(16,319)	(12,181)	(15,736)	(41,893)	(51,357)
Recoveries	6,120	2,738	4,306	11,115	11,894
Net charge-offs	(10,199)	(9,443)	(11,430)	(30,778)	(39,463)
Allowance on purchased seasoned loans at acquisition	21,564	—	—	21,564	—
Allowance on purchased credit deteriorated loans at acquisition	321	—	—	321	—
Ending Balance	$339,672	$312,608	$313,636	$339,672	$313,636
Reserve for unfunded lending commitments:
Beginning balance	$35,419	$32,379	$27,100	$33,928	$24,053
Provision for losses on unfunded lending commitments	719	3,040	774	2,210	3,821
Ending balance	$36,138	$35,419	$27,874	$36,138	$27,874
Total allowance for credit losses	$375,810	$348,027	$341,510	$375,810	$341,510
Total provision for credit losses	$16,097	$13,775	$12,651	$43,044	$38,038
Allowance for loan losses as a percentage of period-end loans	1.28%	1.27%	1.33%	1.28%	1.33%
Allowance for credit losses as a percentage of period-end loans	1.42%	1.42%	1.45%	1.42%	1.45%
Allowance for loan losses as a % of nonaccrual loans	254.74%	274.99%	276.20%	254.74%	276.20%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$7,295	$6,628	$7,472	$21,387	$29,236
Residential mortgage loans	384	149	181	712	157
Consumer loans	2,520	2,666	3,777	8,679	10,070
Total net charge-offs	$10,199	$9,443	$11,430	$30,778	$39,463
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.14%	0.14%	0.16%	0.15%	0.22%
Residential mortgage loans	0.04%	0.02%	0.02%	0.02%	0.01%
Consumer loans	0.74%	0.80%	1.12%	0.87%	1.01%
Total net charge-offs as a percentage of average loans	0.16%	0.16%	0.19%	0.17%	0.23%
AVERAGE LOANS
Commercial & real estate loans	$20,438,291	$19,085,101	$18,041,177	$19,398,141	$17,871,805
Residential mortgage loans	3,970,070	3,921,837	4,052,310	3,958,091	4,038,261
Consumer loans	1,357,791	1,332,966	1,332,408	1,341,045	1,339,146
Total average loans	$25,766,152	$24,339,904	$23,425,895	$24,697,277	$23,249,212

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $10.6 million at September 30, 2026, $11.4 million at June 30, 2026, $9.3 million at September 30, 2025.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Nonaccrual loans (m)	$133,342	$113,681	$113,343	$106,870	$113,554
ORE and foreclosed assets	10,919	12,858	11,257	14,788	11,140
Total nonaccrual loans + ORE and foreclosed assets	$144,261	$126,539	$124,600	$121,658	$124,694
Nonaccrual loans as a percentage of loans	0.50%	0.46%	0.47%	0.45%	0.48%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.54%	0.51%	0.52%	0.51%	0.53%
Accruing loans 90 days past due	$25,952	$27,753	$29,885	$28,798	$24,576
Accruing loans 90 days past due as a percentage of loans	0.10%	0.11%	0.12%	0.12%	0.10%
Modified loans - still accruing	$104,463	$142,898	$128,480	$124,527	$82,218
Modified loans - still accruing as a % of loans	0.39%	0.58%	0.54%	0.52%	0.35%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$312,608	$311,316	$307,731	$313,636	$313,189
Provision for loan losses	15,378	10,735	14,721	7,091	11,877
Charge-offs	(16,319)	(12,181)	(13,393)	(17,109)	(15,736)
Recoveries	6,120	2,738	2,257	4,113	4,306
Net charge-offs	(10,199)	(9,443)	(11,136)	(12,996)	(11,430)
Allowance on purchased seasoned loans at acquisition	21,564	—	—	—	—
Allowance on purchased credit deteriorated loans at acquisition	321	—	—	—	—
Ending Balance	$339,672	$312,608	$311,316	$307,731	$313,636
Reserve for unfunded lending commitments:
Beginning balance	$35,419	$32,379	$33,928	$27,874	$27,100
Provision for losses on unfunded lending commitments	719	3,040	(1,549)	6,054	774
Ending balance	$36,138	$35,419	$32,379	$33,928	$27,874
Total allowance for credit losses	$375,810	$348,027	$343,695	$341,659	$341,510
Total provision for credit losses	$16,097	$13,775	$13,172	$13,145	$12,651
Allowance for loan losses as a percentage of period-end loans	1.28%	1.27%	1.30%	1.28%	1.33%
Allowance for credit losses as a percentage of period-end loans	1.42%	1.42%	1.43%	1.43%	1.45%
Allowance for loan losses as a % of nonaccrual loans	254.74%	274.99%	274.67%	287.95%	276.20%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$7,295	$6,628	$7,464	$10,112	$7,472
Residential mortgage loans	384	149	179	(76)	181
Consumer loans	2,520	2,666	3,493	2,960	3,777
Total net charge-offs	$10,199	$9,443	$11,136	$12,996	$11,430
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.14%	0.14%	0.16%	0.22%	0.16%
Residential mortgage loans	0.04%	0.02%	0.02%	(0.01)%	0.02%
Consumer loans	0.74%	0.80%	1.06%	0.88%	1.12%
Total net charge-offs as a percentage of average loans:	0.16%	0.16%	0.19%	0.22%	0.19%
AVERAGE LOANS
Commercial & real estate loans	$20,438,291	$19,085,101	$18,651,397	$18,376,179	$18,041,177
Residential mortgage loans	3,970,070	3,921,837	3,982,502	4,011,469	4,052,310
Consumer loans	1,357,791	1,332,966	1,332,094	1,328,115	1,332,408
Total average loans	$25,766,152	$24,339,904	$23,965,993	$23,715,763	$23,425,895

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $10.6 million at September 30, 2026, $11.4 million at June 30, 2026, $6.9 million at March 31, 2026, $5.8 million at December 31, 2025, and $9.3 million at September 30, 2025.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net Income (GAAP)	$110,056	$126,961	$47,422	$125,572	$127,466	$284,439	$360,501
Provision for credit losses	16,097	13,775	13,172	13,145	12,651	43,044	38,038
Income tax expense	31,964	35,190	11,305	32,734	32,869	78,459	93,588
Pre-provision net revenue	158,117	175,926	71,899	171,451	172,986	405,942	492,127
Taxable equivalent adjustment (n)	1,791	2,213	2,401	2,505	2,571	6,405	7,873
Pre-provision net revenue (TE)	159,908	178,139	74,300	173,956	175,557	412,347	500,000
Adjustments from supplemental disclosure items
Loss on securities portfolio restructure	—	—	98,595	—	—	98,595	—
OFB Bancshares, Inc. acquisition expense	29,350	—	—	—	—	29,350	—
Sabal Trust Company acquisition expense	—	—	—	—	—	—	5,911
Adjusted pre-provision net revenue (TE)	$189,258	$178,139	$172,895	$173,956	$175,557	$540,292	$505,911

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net interest income	$313,107	$293,012	$285,165	$282,170	$279,738	$891,284	$826,602
Noninterest income	107,011	108,350	7,482	107,131	106,001	222,843	299,316
Total GAAP revenue	420,118	401,362	292,647	389,301	385,739	1,114,127	1,125,918
Taxable equivalent adjustment (n)	1,791	2,213	2,401	2,505	2,571	6,405	7,873
Total revenue (TE)	$421,909	$403,575	$295,048	$391,806	$388,310	1,120,532	1,133,791
Adjustments from supplemental disclosure items
Loss on securities portfolio restructure	—	—	98,595	—	—	98,595	—
Adjusted total revenue (TE)	$421,909	$403,575	$393,643	$391,806	$388,310	$1,219,127	$1,133,791

GAAP Noninterest expense	$262,001	$225,436	$220,748	$217,850	$212,753	$708,185	$633,791
Amortization of intangibles	(2,885)	(2,222)	(2,548)	(2,622)	(2,694)	(7,655)	(7,331)
Adjustments from supplemental disclosure items
OFB Bancshares, Inc. acquisition expense	(29,350)	—	—	—	—	(29,350)	—
Sabal Trust Company acquisition expense	—	—	—	—	—	—	(5,911)
Adjusted noninterest expense for efficiency	$229,766	$223,214	$218,200	$215,228	$210,059	$671,180	$620,549
Efficiency ratio (o)	54.46%	55.31%	55.43%	54.93%	54.10%	55.05%	54.73%

EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE – DILUTED
	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net Income (GAAP)	$110,056	$126,961	$47,422	$125,572	$127,466	$284,439	$360,501
Net income allocated to participating securities	(283)	(330)	(159)	(483)	(552)	(772)	(1,559)
Net income available to common shareholders	109,773	126,631	47,263	125,089	126,914	283,667	358,942
Supplemental disclosure items, net of income tax (p)	24,005	—	77,890	—	—	101,895	4,670
Supplemental disclosure item allocated to participating shareholders	(62)	—	(260)	—	—	(322)	(20)
Adjusted net income allocated to participating securities	$133,716	$126,631	$124,893	$125,089	$126,914	$385,240	$363,592
Weighed average common shares - diluted	80,612	81,485	82,261	83,791	85,453	81,445	85,977
Earnings per share - diluted	1.36	1.55	0.57	1.49	1.49	3.48	4.17
Adjusted earnings per share - diluted	1.66	1.55	1.52	1.49	1.49	4.73	4.23

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(o) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(p) Supplemental disclosure items, net of income tax calculated using the federal tax rate of 21%